                                                                    Exhibit 10.1

                               U.S. $125,000,000

                               CREDIT AGREEMENT,

                           dated as of June 24, 1998


                                     among


                      ROBERTS PHARMACEUTICAL CORPORATION,
                               as the Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,


                          FIRST UNION NATIONAL BANK,
                 as the Administrative Agent for the Lenders,


                                 SUMMIT BANK,
                  as the Documentation Agent for the Lenders,


                                      and


                          DLJ CAPITAL FUNDING, INC.,
                   as the Syndication Agent for the Lenders.




                                  ARRANGED BY

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.1.     Defined Terms.......................................................1
1.2.     Use of Defined Terms...............................................21
1.3.     Cross-References...................................................21
1.4.     Accounting and Financial Determinations............................21

            ARTICLE II COMMITMENTS, BORROWING PROCEDURES AND NOTES
2.1.     Commitments, etc...................................................21
2.1.1.   Commitments........................................................21
2.1.2.   Lenders Not Permitted or Required To Make Loans....................21
2.2.     Reduction of Commitment Amount.....................................21
2.3.     Borrowing Procedures and Funding Maintenance.......................21
2.4.     Continuation and Conversion Elections..............................22
2.5.     Funding............................................................22
2.6.     Registered Notes...................................................23

            ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
3.1.     Repayments and Prepayments; Application............................24
3.1.1.   Repayments and Prepayments.........................................24
3.1.2.   Application........................................................26
3.2.     Interest Provisions................................................26
3.2.1.   Rates..............................................................27
3.2.2.   Post-Maturity Rates................................................27
3.2.3.   Payment Dates......................................................27
3.3.     Agents' Fees.......................................................27

               ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.     LIBO Rate Lending Unlawful.........................................28
4.2.     Deposits Unavailable...............................................28
4.3.     Increased LIBO Rate Loan Costs, etc................................28
4.4.     Funding Losses.....................................................29
4.5.     Increased Capital Costs............................................29
4.6.     Taxes..............................................................29
4.7.     Payments, Computations, etc........................................31
4.8.     Sharing of Payments................................................31
4.9.     Setoff.............................................................32
4.10.    Use of Proceeds....................................................32

                        ARTICLE V CONDITIONS PRECEDENT
5.1.     Making the Loans...................................................32
5.1.1.   Resolutions, etc...................................................33
5.1.2.   Delivery of Notes..................................................33
5.1.3.   Acquisition Consummated............................................33
5.1.4.   Closing Date Certificate...........................................33
5.1.5.   Payment of Outstanding Indebtedness, etc...........................33
5.1.6.   Guaranty...........................................................34
5.1.7.   Pledge Agreements..................................................34
5.1.8.   Security Agreements................................................35
5.1.9.   Mortgage...........................................................35
5.1.10.  Financial Information, etc.........................................36
5.1.11.  Litigation.........................................................36
5.1.12.  Material Adverse Effect............................................36
5.1.13.  Insurance..........................................................37
5.1.14.  Opinions of Counsel................................................37
5.1.15.  Agent for Service of Process.......................................37
5.1.16.  Closing Fees, Expenses, etc........................................37
5.1.17.  Satisfactory Legal Form............................................37

                   ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.1.     Organization, etc..................................................37
6.2.     Due Authorization, Non-Contravention, etc..........................38
6.3.     Government Approval, Regulation, etc...............................38
6.4.     Validity, etc......................................................38
6.5.     Financial Information..............................................39
6.6.     No Material Adverse Effect.........................................39
6.7.     Litigation, Labor Controversies, etc...............................39
6.8.     Subsidiaries.......................................................39
6.9.     Ownership of Properties............................................39
6.10.    Taxes..............................................................39
6.11.    Pension and Welfare Plans..........................................39
6.12.    Environmental Warranties...........................................40
6.13.    Regulations G, U and X.............................................41
6.14.    Accuracy of Information............................................41

                             ARTICLE VII COVENANTS
7.1.     Affirmative Covenants..............................................42
7.1.1.   Financial Information, Reports, Notices, etc.......................42
7.1.2.   Compliance with Laws, etc..........................................43
7.1.3.   Maintenance of Properties..........................................44
7.1.4.   Insurance..........................................................44

7.1.5.   Books and Records..................................................44
7.1.6.   Environmental Covenant.............................................44
7.1.7.   Future Subsidiaries................................................45
7.1.8.   Future Leased Property and Future Acquisitions of Real Property;
          Future Acquisition of Other Property..............................46
7.1.9.   Use of Proceeds, etc...............................................47
7.1.10.  Undertaking........................................................47
7.2.     Negative Covenants.................................................47
7.2.1.   Business Activities................................................47
7.2.2.   Indebtedness.......................................................47
7.2.3.   Liens..............................................................48
7.2.4.   Financial Covenants................................................49
7.2.5.   Investments........................................................50
7.2.6.   Restricted Payments, etc...........................................51
7.2.7.   Capital Expenditures, etc..........................................52
7.2.8.   Consolidation, Merger, etc.........................................52
7.2.9.   Asset Dispositions, etc............................................52
7.2.10.  Transactions with Affiliates.......................................52
7.2.11.  Negative Pledges, Restrictive Agreements, etc......................52
7.2.12.  Sale and Leaseback.................................................53

                        ARTICLE VIII EVENTS OF DEFAULT
8.1.     Listing of Events of Default.......................................53
8.1.1.   Non-Payment of Obligations.........................................53
8.1.2.   Breach of Warranty.................................................53
8.1.3.   Non-Performance of Certain Covenants and Obligations...............53
8.1.4.   Non-Performance of Other Covenants and Obligations.................54
8.1.5.   Default on Other Indebtedness......................................54
8.1.6.   Judgments..........................................................54
8.1.7.   Pension Plans......................................................54
8.1.8.   Change in Control..................................................54
8.1.9.   Bankruptcy, Insolvency, etc........................................54
8.1.10.  Impairment of Security, etc........................................55
8.2.     Action if Bankruptcy...............................................55
8.3.     Action if Other Event of Default...................................55

                             ARTICLE IX THE AGENTS
9.1.     Actions............................................................56
9.2.     Funding Reliance, etc..............................................56
9.3.     Exculpation........................................................57
9.4.     Successor..........................................................57
9.5.     Loans Made by the Agents...........................................58

9.6.     Credit Decisions...................................................58
9.7.     Copies, etc........................................................58

                      ARTICLE X MISCELLANEOUS PROVISIONS
10.1.    Waivers, Amendments, etc...........................................58
10.2.    Notices............................................................59
10.3.    Payment of Costs and Expenses......................................59
10.4.    Indemnification....................................................60
10.5.    Survival...........................................................61
10.6.    Severability.......................................................61
10.7.    Headings...........................................................62
10.8.    Execution in Counterparts, Effectiveness, etc......................62
10.9.    Governing Law; Entire Agreement....................................62
10.10.   Successors and Assigns.............................................62
10.11.   Sale and Transfer of Loans and Notes; Participation in Loans and
          Notes.............................................................62
10.11.1. Assignments........................................................62
10.11.2. Participations.....................................................64
10.12.   Confidentiality....................................................64
10.13.   Other Transactions.................................................65
10.14.   Forum Selection and Consent to Jurisdiction........................65
10.15.   Waiver of Jury Trial...............................................66
10.16.   Release of Liens...................................................67

                               TABLE OF CONTENTS
                                  (continued)
Section                                                                    Page
-------                                                                    ----

                               TABLE OF CONTENTS
                                  (continued)
Section                                                                    Page
-------                                                                    ----

                               TABLE OF CONTENTS
                                  (continued)
Section                                                                    Page
-------                                                                    ----

                               TABLE OF CONTENTS
                                  (continued)
Section                                                                    Page
-------                                                                    ----

SCHEDULE I    -    Disclosure Schedule
SCHEDULE II   -    Percentages and Administrative Information

EXHIBIT A     -    Form of Note
EXHIBIT B     -    Form of Borrowing Request
EXHIBIT C     -    Form of Continuation/Conversion Notice
EXHIBIT D     -    Form of Closing Date Certificate
EXHIBIT E     -    Form of Compliance Certificate
EXHIBIT F     -    Form of Guaranty
EXHIBIT G-1   -    Form of Borrower Pledge Agreement
EXHIBIT G-2   -    Form of Subsidiary Pledge Agreement
EXHIBIT H-1   -    Form of Borrower Security Agreement
EXHIBIT H-2   -    Form of Subsidiary Security Agreement
EXHIBIT I     -    Form of Opinion of Counsel to the Obligors
EXHIBIT J     -    Form of Lender Assignment Agreement

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 24, 1998, among ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey corporation (the "Borrower"), the
                                                           --------
various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication
                    -------                                ---
agent (the "Syndication Agent"), SUMMIT BANK, as documentation agent (the
            -----------------
"Documentation Agent") and FIRST UNION NATIONAL BANK ("First Union"), as the
--------------------                                   -----------
administrative agent (the "Administrative Agent") for the Lenders (the
                           --------------------
Syndication Agent and the Administrative Agent are collectively referred to herein as the "Agents" and each as an "Agent").
               ------                  -----


                              W I T N E S S E T H:

     WHEREAS, the Borrower is engaged directly and through its Subsidiaries in the business of licensing, acquiring, developing and commercializing post-discovery drugs in selected therapeutic categories (the "Roberts Business");
                                                         ----------------

     WHEREAS, the Borrower is interested in obtaining Commitments from the Lenders pursuant to which Loans would be made in a single Borrowing on the Closing Date in an aggregate principal amount not to exceed $125,000,000;

     WHEREAS, the proceeds of the Loans will be used to pay a portion of the purchase price of the Borrower's proposed acquisition of the pharmaceutical "Pentasa" (the "Acquisition") from Hoechst Marion Roussel ("HMR") and fees and
                -----------                                 ---
expenses related to the Acquisition, which purchase price shall not exceed $136,000,000 and such related fees and expenses shall not exceed $3,000,000; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such
                                            ---------
Commitments and make such Loans to the Borrower.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION  I.1.  Defined Terms.  The following terms (whether or not
                   -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition" is defined in the third recital.
      -----------                    ----- -------

     "Acquisition Agreement" means the Sublicense and Assignment Agreement,
      ---------------------
entered into as of April 1, 1998, together with all related agreements, instruments and documents, between the Borrower and HMR, relating to the Acquisition.

     "Administrative Agent" is defined in the preamble.
      --------------------                    --------

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 5% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or
(ii)to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agents" is defined in the preamble.
      ------                    --------

     "Agreement" means, on any date, this Credit Agreement as originally in
      ---------
effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate
      -------------------
Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest most recently announced by the Administrative Agent as its prime rate, and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Annualized" means (i) with respect to the end of the first full Fiscal
      ----------
Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by 1.3333.

     "Applicable Margin" means at all times during the applicable periods set
      -----------------
forth, with respect to the unpaid principal amount of any Loan maintained as a
(i)  Base Rate Loan, (x) from
the Closing Date through (and including) the date on which the Compliance Certificate for the second full Fiscal Quarter ended following the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, 1.50% per annum, and (y)
                  ----------    -------------
thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", and (ii) LIBO Rate Loan, (x) from the Closing Date through (and including) the date on which the Compliance Certificate for the second full Fiscal Quarter ended following the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of
                                                                  ----------
Section 7.1.1, 2.50% per annum, and (y) thereafter, by reference to the Leverage
-------------
Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":



                                          Applicable        Applicable
                                        Margin for Base   Margin for LIBO
           Leverage Ratio                  Rate Loans        Rate Loans
           --------------               ---------------   ---------------
less than or equal to 3.00:1.00 and              1.75%             2.75%
greater than 2.50:1.00
less than or equal to 2.50:1.00 and              1.50%             2.50%
greater than 2.00:1.00
less than or equal to 2.00:1.00 and              1.25%             2.25%
greater than 1.50:1.00
less than or equal to 1.50:1.00                  1.00%             2.00%;


provided, however, that all outstanding Loans shall be borrowed and maintained
--------  -------
as Base Rate Loans until the earlier of (i) 60 days after the Closing Date and
(ii) the date when the Syndication Agent has notified the Borrower that the syndication of the Commitments has been completed to the satisfaction of the Agents.

The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1.
                                                 ----------    -------------
Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the
                                            ----------    -------------
Borrower shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (after giving effect to
                          ----------    -------------
any grace period), the Applicable Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrower delivers to, the

Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation.
      --------

     "Authorized Officer" means, relative to any Obligor, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.
                    -------------

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Pledge Agreement" means the Pledge Agreement executed and
      -------------------------
delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.7,
                                                               -------------
substantially in the form of Exhibit G-1 hereto, as amended, supplemented,
                             -----------
amended and restated or otherwise modified from time to time.

     "Borrower Security Agreement" means the Security Agreement executed and
      ---------------------------
delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.8,
                                                               -------------
substantially in the form of Exhibit H-1 hereto, as amended, supplemented,
                             -----------
amended and restated or otherwise modified from time to time.

     "Borrowing" means the borrowing of the Loans of the same type and, in the
      ---------
case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the Closing Date in accordance with Section 2.1.
                                    -----------

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of the applicable Borrower, substantially in the form of

Exhibit B hereto.
---------

     "Business Day" means (i) any day which is neither a Saturday or Sunday nor
      ------------
a legal holiday on which banks are authorized or required to be closed in New York, New York, and (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, with respect to any Person for any applicable
      --------------------
period, the sum (without duplication) of (i) the aggregate amount of all expenditures of such Person and its Subsidiaries determined on a consolidated basis for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capital Stock" means with respect to any Person, (i) any and all shares,
      -------------
interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company or partnership interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

     "Capitalized Lease Liabilities" means with respect to any Person for any
      -----------------------------
applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:
      --------------------------

           (a) any evidence of Indebtedness, maturing not more than two years after such time, issued or guaranteed or insured by the United States Government or any agency thereof;

           (b) bonds and other obligations of a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, maturing not more than two years from the date of issue, and rated AAA by S&P or Aaa by Moody's;

           (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or (ii) any Lender (or its holding company);

           (d) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; or

           (e) money market funds having no restrictions on liquidation rights and whose sole investments are comprised of investments permitted under clauses (a) through (c).
     -----------         ---

     "Casualty Event" means, with respect to any Person, the damage, destruction
      --------------
or condemnation, as the case may be, of any property of such Person.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change in Control" means (i) any Person or two or more Persons acting in
      -----------------
concert, shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of greater than 30% of the outstanding shares of voting Capital Stock of the Borrower on a fully diluted basis, or (ii) except as otherwise permitted under the Loan Documents, the failure of the Borrower to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of each Guarantor on a fully diluted basis.

     "Closing Date" means the date all conditions set forth in Section 5.1 are
      ------------                                             -----------
satisfied or waived to the satisfaction of the Agents and the Loans are made pursuant to Section 2.1.1.
            -------------

     "Closing Date Certificate" means a certificate of an Authorized Officer of
      ------------------------
the Borrower substantially in the form of Exhibit D hereto, delivered pursuant
                                          ---------
to Section 5.1.4.
   -------------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time to time.

     "Commitment" means, relative to any Lender, such Lender's obligation to
      ----------
make Loans pursuant to Section 2.1.1.
                       -------------

     "Commitment Amount" means $125,000,000.
      -----------------

     "Commitment Termination Date" means the earliest of (i) June 30, 1998, if
      ---------------------------
the Loans have not been made on or prior to such date, (ii) the Closing Date (immediately after the making of the Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

     "Commitment Termination Event" means (i) the occurrence of any Default
      ----------------------------
described in clauses (a) through (d) of Section 8.1.9, or (ii) the occurrence
             -----------         ---    -------------
and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section
                                            -------

8.3, or (y) in the absence of such declaration, the giving of notice by the
---
Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly completed and executed by
      ----------------------
the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.
        ---------

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.
                                       ---------

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Copyright Security Agreement" means any Copyright Security Agreement
      ----------------------------
executed and delivered by an Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Debt" means the outstanding principal amount of all Indebtedness of the
      ----
Borrower and its Subsidiaries of the nature referred to in clauses (a), (b),
                                                           -----------  ---
(c), and (f) of  the definition of "Indebtedness" plus (without duplication) the
---      ---                        ------------
aggregate amount of all Contingent Liabilities.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would constitute an Event of Default.

     "DLJ" is defined in the preamble.
      ---                    --------

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or otherwise modified from time
----------
to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Domestic Office" means, relative to any Lender, the office of such Lender
      ---------------
designated as such as set forth opposite its name on Schedule II hereto under
                                                     -----------
the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means, with respect to the Borrower and its Subsidiaries for any
      ------
applicable period, the sum (without duplication), determined on a consolidated basis, of

           (a)  Net Income,

plus
----

           (b) the amount deducted in determining Net Income representing depreciation and amortization,

plus
----

           (c) the amount deducted in determining Net Income representing income tax expense,

plus
----

           (d) the amount deducted in determining Net Income representing Interest Expense,

plus
----

           (e) an amount equal to the amount of all non-cash charges deducted in determining Net Income,

minus
-----

           (f) an amount equal to the amount of all non-cash credits included in determining Net Income.

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules, regulations and binding guidelines (including consent decrees and administrative orders) relating to the protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries
      ----------------
for any applicable period, the excess (if any), of

           (a)  EBITDA for such applicable period;

over
----

           (b) the sum, without duplication (for such applicable period) on a consolidated basis of

            (i) the cash portion of Interest Expense (net of cash interest income) actually paid during such applicable period;

     plus
     ----

            (ii) scheduled payments and optional prepayments, to the extent actually made, of the principal amount of the Loans or any other term Debt (including Capitalized Lease Liabilities);

     plus
     ----

            (iii) all federal, state and foreign income taxes actually paid or payable in cash during such applicable period;

     plus
     ----


            (iv) Capital Expenditures actually made during such applicable period pursuant to Section 7.2.7 (excluding Capital Expenditures
                             -------------
          constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (e) of Section 7.2.2 to a vendor of any
                                ----------    ------- -----
          assets permitted to be acquired pursuant to Section 7.2.7 to finance
                                                      -------------
          the acquisition of such assets).


     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated April 14, 1998, among
      ----------
the Borrower and DLJ, which sets forth certain fees to be paid in connection with this Agreement.

     "First Union" is defined in the preamble.
      -----------                    --------

     "Fiscal Quarter" means any fiscal quarter of any Fiscal Year of the
      --------------
Borrower.

     "Fiscal Month" means any fiscal month of any Fiscal Year of the Borrower.
      ------------

     "Fiscal Year" means any fiscal year of the Borrower.
      -----------

     "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the
      ---------------------------
ratio for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (provided that for the first three Fiscal
                                       --------
Quarters after the Closing Date the components of the Fixed Charge Coverage Ratio shall be determined on an Annualized basis) of

           (a)  EBITDA for all such Fiscal Quarters;

to
--

           (b) the sum, without duplication (for such applicable period) on a consolidated basis of

            (i) Capital Expenditures actually made during all such Fiscal Quarters pursuant to Section 7.2.7;
                               -------------

     plus
     ----


           (ii)  the cash portion of Interest Expense for all such Fiscal
          Quarters;

     plus
     ----

            (iii) all scheduled payments of principal, to the extent actually made, of the Loans and other term Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

     plus
     ----

            (iv) all federal, state and foreign income taxes actually paid in cash during all such Fiscal Quarters;

provided, however, that for purposes of calculating the Fixed Charge Coverage
--------  -------
Ratio, the amounts set forth in clauses (a) and (b) in respect of the
                                -----------     ---
Acquisition shall be computed (on a good faith basis by the chief financial Authorized Officer of the Borrower) on a pro forma basis for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "Guarantor" means, on the Closing Date, each U.S. Subsidiary of the
      ---------
Borrower and, thereafter, each Subsidiary of the Borrower that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to
            ----------    -------------
the Guaranty.

     "Guaranty" means the Guaranty executed and delivered by each Guarantor
      --------
pursuant to Section 5.1.6 or clause (a) of Section 7.1.7, substantially in the
            -------------    ----------    -------------
form of Exhibit F hereto, as amended, supplemented, amended and restated or
        ---------
otherwise modified from time to time.

     "Hazardous Material" means (i) any "hazardous substance", as defined by
      ------------------
CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum product, or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of
      -------------------
such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "HMR" is defined in the third recital.
      ---                    ----- -------

     "Impermissible Qualification" means, relative to the opinion or
      ---------------------------
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or
(iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.
                                           -------------

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ---------------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication
      ------------

           (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

           (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

           (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined, except for deferred income and franchise taxes;

           (e)  net liabilities of such Person under all Hedging Obligations;

           (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

           (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the
      -----------------------
ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters (provided that for the first three
                                         --------
Fiscal Quarters after the Closing Date the components of the Interest Coverage Ratio shall be determined on an Annualized basis) of:

           (a)  EBITDA for all such Fiscal Quarters;

to
--

           (b)  the cash portion of Interest Expense for all such Fiscal
     Quarters;

provided, however, that for purposes of calculating the Interest Coverage Ratio,
--------  -------
EBITDA in respect of the Acquisition shall be computed (on a good faith basis by the chief financial Authorized Officer of the Borrower) on a pro forma basis for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "Interest Expense" means, for any applicable period, the aggregate
      ----------------
consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

     "Interest Period" means, relative to any LIBO Rate Loan, the period
      ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4
                                                              -----------    ---
and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that
-----------    ---  --------  -------

           (a) no more than five Interest Periods shall be in effect at any one time;

           (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the following Business Day (unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day); and

           (c) no Interest Period for any Loan may extend beyond the Stated Maturity Date.

     "Investment" means, relative to any Person, (i) any loan or advance made by
      ----------
such Person to any other Person (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business or
(y) ordinary trade debt (in the nature of open accounts payable) extended in the ordinary course of business on customary terms), (ii) any Contingent Liability of such Person, and (iii) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon, whether by means of dividend, distribution or otherwise (and without adjustment by reason of the financial condition of such other Person), and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lender Assignment Agreement" means a Lender Assignment Agreement
      ---------------------------
substantially in the form of Exhibit J hereto.
                             ---------

     "Lenders" is defined in the preamble.
      -------                    --------

     "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of
      --------------

           (a) total Debt less cash and Cash Equivalent Investments of the Borrower and its Subsidiaries on a consolidated basis outstanding at such time;

to
--

           (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date;

provided, however, that for purposes of calculating the Leverage Ratio, EBITDA
--------  -------
in respect of the Acquisition shall be computed (on a good faith basis by the chief financial Authorized Officer of the Borrower) on a pro forma basis for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the
      ---------
rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an
      --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made,
      ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/16 of 1%) determined by the Administrative Agent as follows:

        LIBO Rate           =                  LIBO Rate
                                    -------------------------------
     (Reserve Adjusted)             1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserved Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such as set forth opposite its name on Schedule II hereto under
                                                     -----------
the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
      ------------------------
Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/16th of 1%) in effect on such day (to the extent applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" is defined in Section 2.1.1.
      ----                -------------

     "Loan Document" means this Agreement, the Notes, each Borrowing Base
      -------------
Certificate, the Fee Letter, each Pledge Agreement, the Guaranty, each Mortgage (if any), each Security Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Rate Protection Agreement and each other material agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein.

     "Material Adverse Effect" means (a) a material adverse effect on the
      -----------------------
financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Agents or the Lenders under this Agreement or any other Loan Document.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.
      -------

     "Mortgage" means, collectively, each mortgage or deed of trust or leasehold
      --------
mortgage executed and delivered pursuant to Section 5.1.9 or Section 7.1.8, in
                                            -------------    -------------
form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Net Casualty Proceeds" means, with respect to any Casualty Event, the
      ---------------------
gross amount of all insurance proceeds or condemnation awards received by the Person suffering such Casualty Event as a result of such Casualty Event.

     "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance
      -----------------
by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2), the excess of:
             -------------       ------

           (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance, over
----

           (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, including any reasonable up-front fees and expenses incurred in connection with any required Hedging Obligation;

     provided such Hedging Obligation relates solely to the new Debt incurred
     --------
     pursuant to such incurrence, sale or issuance.

     "Net Disposition Proceeds" means, with respect to any sale, transfer or
      ------------------------
other disposition of any assets of the Borrower or any of its Subsidiaries (other than as permitted pursuant to clause (a) of Section 7.2.9), the excess
                                     ----------    -------------       ------
of:

           (a) the gross cash proceeds received by such Person from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over
----

           (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including any costs and expenses actually paid or incurred relating to compliance with Environmental Laws), and (iii) payments made by the Borrower or any of its Subsidiaries to retire Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes with respect to such
--------  -------
sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash
            --------------
in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section
                                                      ----------    -------
3.1.1, as Net Disposition Proceeds.
-----

     "Net Equity Proceeds" means, with respect to the sale or issuance by the
      -------------------
Borrower or any of its Subsidiaries to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date

(other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of the Borrower or any of its Subsidiaries) the excess of:
                  ------

           (a) the gross cash proceeds received from such sale, exercise or issuance,

     over
     ----

           (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

     "Net Income" means, for any period, the aggregate of all amounts which, in
      ----------
accordance with GAAP, would be included as net income of the Borrower and its Subsidiaries for such period on a consolidated basis, including extraordinary gains or losses.

     "Net Worth" means the consolidated net worth of the Borrower and its
      ---------
Subsidiaries, determined in accordance with GAAP.

     "Non-U.S. Subsidiary" means any Subsidiary of the Borrower other than a
      -------------------
U.S. Subsidiary.

     "Note" means a promissory note of the Borrower payable to the order of any
      ----
Lender, in the form of Exhibit A hereto (as such promissory note may be amended,
                       ---------
endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower
      -----------
and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Obligor" means the Borrower, any Guarantor or any other Person (other than
      -------
any Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of
      ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "Patent Security Agreement" means any Patent Security Agreement executed
      -------------------------
and delivered by an Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any of its Subsidiaries or any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Pentasa" means a pharmaceutical used to treat inflammatory bowel
      -------
disorders.

     "Percentage" means, relative to any Lender, the applicable percentage
      ----------
relating to the Commitment or the Loans, as the case may be, set forth opposite its name on Schedule II hereto or set forth in the Lender Assignment Agreement,
            -----------
as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.
                      -------------

     "Permitted Liens" is defined in Section 7.2.3.
      ---------------                -------------

     "Person" means any natural person, corporation, partnership, limited
      ------
liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledge Agreement" means, as the context may require, the Borrower Pledge
      ----------------
Agreement and/or the Subsidiary Pledge Agreement.

     "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.10.
      -----------------------                ----------    --------------

     "Quarterly Payment Date" means the last day of each March, June, September
      ----------------------
and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with September 30, 1998.

     "Rate Protection Agreement" means, collectively, any interest rate swap,
      -------------------------
cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Register" is defined in clause (b)(i) of Section 2.6.
      --------                -------------    -----------

     "Related Fund" means, with respect to any Lender which is a fund that
      ------------
invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Required Lenders" means, at any time, (i) prior to the date of the making
      ----------------
of the Loans, Lenders having at least 51% of the sum of the Commitments, and
(ii) on and after the making of the Loans, Lenders holding at least 51% of the outstanding principal amount of the Loans.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to
                                          -- ----
time.

     "Roberts Business" is defined in the first recital.
      ----------------                    ----- -------

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
      ---
Inc. or any successor thereto.

     "Secured Parties" means, collectively, the Lenders, the Agents and all
      ---------------
Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement).

     "Security Agreement" means, as the context may require, the Borrower
      ------------------
Security Agreement, and/or the Subsidiary Security Agreement.

     "Stated Maturity Date" means June 30, 2003.
      --------------------

     "Subsidiary" means, with respect to any Person, any corporation of which
      ----------
more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Pledge Agreement" means the Pledge Agreement executed and
      ---------------------------
delivered by each Guarantor pursuant to clause (b) of Section 5.1.7 or clause
                                        ----------    -------------    ------
(b) of Section 7.1.7, substantially
---    -------------
in the form of Exhibit G-2 hereto, in each case as amended, supplemented,
               -----------
amended and restated or otherwise modified from time to time.

     "Subsidiary Security Agreement" means the Security Agreement executed and
      -----------------------------
delivered by each Guarantor pursuant to Section 5.1.8 or clause (a) of Section
                                        -------------    ----------    -------
7.1.7, substantially in the form of Exhibit H-2 hereto, in each case as amended,
-----                               -----------
supplemented, amended and restated or otherwise modified from time to time.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "Taxes" is defined in Section 4.6.
      -----                -----------

     "Trademark Security Agreement" means any Trademark Security Agreement
      ----------------------------
executed and delivered by an Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "type" means, relative to any Loan, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of New York.

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
States and the District of Columbia.

     "U.S. Subsidiary" means any Subsidiary of the Borrower organized under the
      ---------------
laws of the United States or any state, possession or commonwealth thereof, other than (except for purposes of Sections 7.2.5 and 7.2.8) Shore
                                   --------------     -----
Pharmaceuticals, Inc., a New Jersey corporation, and Pronetics Health Care Group Inc., a New York corporation.

     "Waiver" means any agreement in favor of the Administrative Agent for the
      ------
benefit of the Lenders waiving a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, in form and substance reasonably satisfactory to the Administrative Agent.

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
3(1) of ERISA (other than a multi-employer plan as defined in Section 4001
(a)(3) of ERISA).

     "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary
      -----------------------
of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION  I.2.  Use of Defined Terms.  Unless otherwise defined or the
                   --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION  I.3.  Cross-References.  Unless otherwise specified, references in
                   ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION  I.4.  Accounting and Financial Determinations.  Unless otherwise
                   ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial
                            -------------
statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied
                                                                  ----
in the preparation of the financial statements referred to in Section 6.5.
                                                              -----------


                                  ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION II.1.  Commitments, etc.  On the terms and subject to the
                    -----------------
conditions  of this Agreement (including Articles II and V), each Lender
                                         -----------     -
severally agrees as follows:

     SECTION II.1.1. Commitments.  On (but solely on) the Closing Date (which
                     -----------
shall be a Business Day), each Lender will make a loan (relative to such Lender, its "Loan") to the Borrower equal to such Lender's Percentage of the aggregate
     ----
amount of the Borrowing requested by the Borrower to be made on such date (the commitment of each such Lender described herein referred to as its "Commitment"). No amounts paid or prepaid with respect to any Loans may be
 ----------
reborrowed.

     SECTION II.1.2. Lenders Not Permitted or Required To Make Loans.  No Lender
                     -----------------------------------------------
shall be permitted or required to, and the Borrower shall not request that any Lender, make any Loan if, after giving effect thereto, the aggregate original principal amount of all the Loans of such Lender would exceed such Lender's Percentage of the Commitment Amount.

     SECTION II.2.   Reduction of Commitment Amount.  Prior to the Commitment
                     ------------------------------
Termination Date, the Commitment Amount will not be subject to reduction at any time.

     SECTION II.3.  Borrowing Procedures and Funding Maintenance.  By delivering
                    --------------------------------------------
a Borrowing Request to the Administrative Agent prior to 10:00 a.m. New York time, on a Business Day, the Borrower may irrevocably request, on not less than three nor more than five Business Days' notice, that a Borrowing of Loans be made on (but only on) the Closing Date. On the terms and subject to the conditions of this Agreement, a Borrowing shall be comprised of the type of Loans specified in such Borrowing Request. On or before 11:00 a.m., New York time, on the Closing Date each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds immediately available to the Borrower by wire transfer or otherwise to the account the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. The Borrowing Request may be delivered prior to the Closing Date.

     SECTION II.4.  Continuation and Conversion Elections.  By delivering a
                    -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in the case of the conversion into Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x)
                                                 --------  -------
each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION II.5.  Funding.  Each Lender may, if it so elects, fulfill its
                    -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however,
                                                           --------  -------
that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3
                                                         -----------  ---  ---
or 4.4, it shall be conclusively assumed that each Lender elected to fund all
   ---
LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION  II.6. Registered Notes.
                    ----------------

            (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the
     --------------
     Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any
                                     --------  -------
     Lender to maintain such account or accounts shall not limit or otherwise affect any Loan Obligations of the Borrower or any other Obligor.

           (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b),
                                                                   ----------
     to maintain a register (the "Register") on which the Administrative Agent
                                  --------
     will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error
                 ---------------
     in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the
        -----------
     owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

           (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of the
                                               ----- ----
     outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such
            --------  -------
     notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to
                                             ---------------
     Section 10.11.1) be represented by one or more Notes payable to the order
     ---------------
     of the payee named therein and its registered assigns. Subject to the provisions of Section 10.11.1, a Note and the obligation evidenced thereby
                   ---------------
     may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged." No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.


                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1.  Repayments and Prepayments; Application.
                     ---------------------------------------

     SECTION 3.1.1.  Repayments and Prepayments. The Borrower shall repay in
                     --------------------------
full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

           (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro
            --------  -------                                             ---
     rata among Loans of the same type and, if applicable, having the same
     ----
     Interest Period, (ii) no LIBO Rate Loan may be prepaid on any day other than the last day of the Interest Period for such Loan, (iii) all such voluntary prepayments of LIBO Rate Loans shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent, (iv) all such voluntary prepayments of Base Rate Loans shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; as set forth in Section 3.1.2;
                               -------------

           (b) shall, no later than one Business Day following the receipt of any Net Disposition Proceeds in excess of $1,000,000 (individually or in the aggregate over the term of this Agreement) or Net Debt Proceeds by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, on the last day of the then applicable Interest Period, make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no
                                                -------------  --------
     such mandatory prepayment of Net Disposition Proceeds shall be required under this clause (b) if (i) the Borrower notifies the Administrative Agent
                ----------
     no later than 15 days following the execution and delivery of a definitive agreement for the sale, transfer or other disposition of such assets that it is the Borrower's good faith intention to apply such Net Disposition Proceeds toward the acquisition of replacement assets and (ii) the Borrower or one of its Subsidiaries in fact so uses such Net Disposition Proceeds within 180 days following the receipt of Net Disposition Proceeds, with the amount of Net Disposition Proceeds unused after such 180 day period being applied to prepay the Loans pursuant to Section 3.1.2;
                                             -------------

           (c) shall, no later than five Business Days following the delivery of the annual audited financial reports required pursuant to clause (b) of
                                                                  ----------
     Section 7.1.1 (beginning with the financial reports delivered in respect of
     -------------
     the 1998 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, on the last day of the then applicable Interest Period following the delivery of such calculation, make a mandatory prepayment of the Loans in an amount equal to 75% of Excess Cash Flow (if any) for such Fiscal Year (or in the case of the 1998 Fiscal Year, the portion of such Fiscal Year following the Closing Date), to be applied as set forth in Section 3.1.2; provided, however, that no
                                   -------------   --------  -------
     such prepayment shall be required to be made, if at the time such calculation is made, the Leverage Ratio is less than 2.00:1.00;

           (d) shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries in excess of $1,000,000 (individually or in the aggregate over the term of this Agreement), deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and on the last day of the then applicable Interest Period following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2;
                             -------------

           (e) shall, on the last day of the then applicable Interest Period following the receipt of any Net Casualty Proceeds in excess of $1,000,000 (individually or in the aggregate over the term of this Agreement), make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided,
                                                      -------------  --------
     that no mandatory prepayment of Net Casualty Proceeds shall be required under this clause (e) if (i) the Borrower notifies the Administrative Agent
                ------ ---
     no later than 60 days following the receipt of such Net Casualty Proceeds of its good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (ii) such Net Casualty Proceeds are in fact used to rebuild or replace the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty Proceeds with the amount of such Net Casualty Proceeds unused after such 180-day period being applied to the prepayment of Loans pursuant to Section 3.1.2;
                                            -------------

           (f) shall, (i) on the Stated Maturity Date and (ii) on each Quarterly Payment Date occurring during each Fiscal Year set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Fiscal Year, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                            SCHEDULED
                 FISCAL YEAR           PRINCIPAL REPAYMENT
                 -----------           -------------------
               Fiscal Year 1998             $312,500
               Fiscal Year 1999             $312,500
               Fiscal Year 2000             $312,500
               Fiscal Year 2001             $312,500
               Fiscal Year 2002             $312,500

            Stated Maturity Date         100% of Remaining
                                       Outstanding Principal
                                             Balance

           (g) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3,
                                                  -----------    -----------
     repay all Loans and Obligations, unless, pursuant to Section 8.3, only a
                                                          -----------
     portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so repaid.

     SECTION  3.1.2.  Application.  Each prepayment or repayment of the
                      -----------
principal of the Loans shall be applied, to the extent of such prepayment or repayment, pro rata among (i) all remaining scheduled quarterly amortization
           --- ----
payments in respect of such Loans in direct order of maturity, and (ii) the Loans of each Lender, and first, to the principal amount thereof being
                          -----
maintained as Base Rate Loans, and second, to the principal amount thereof being
                                   ------
maintained as LIBO Rate Loans; provided, that prepayments or repayments of LIBO
                               --------
Rate Loans shall be made on the last day of the applicable Interest Period with respect thereto.

     SECTION  III.2. Interest Provisions.  Interest on the outstanding principal
                     -------------------
amount of Loans shall accrue and be payable in accordance with this Section 3.2.
                                                                    -----------

     SECTION  III.2.1. Rates.  Pursuant to an appropriately delivered
                       -----
Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum (i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans, and (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans.

     SECTION  III.2.2. Post-Maturity Rates.  After the date any principal
                       -------------------
amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation shall have become due and payable, the Borrower shall be obligated to pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 3%.

     SECTION  III.2.3. Payment Dates.  Interest accrued on each Loan shall be
                       -------------
payable, without duplication:

           (a)  on the Stated Maturity Date;

           (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

           (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

           (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

           (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
        ----------

           (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon
                                -----------    -----------
     such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION  III.3. Agents' Fees.  The Borrower agrees to pay to each of the
                     ------------
Agents, for their own respective accounts, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.


                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION  IV.1. LIBO Rate Lending Unlawful.  If any Lender shall determine
                    --------------------------
(which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION  IV.2. Deposits Unavailable.  If the Administrative Agent shall
                    --------------------
have reasonably determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to
                                              -----------     -----------
make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION  IV.3. Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to
                    -----------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (except for any increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively) that arise in
                      ------------     ---
connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION  IV.4. Funding Losses.  In the event any Lender shall incur any
                    --------------
loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1
                                                                   -----------
or otherwise, (ii) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall pay, within five days of its receipt thereof, directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION  IV.5. Increased Capital Costs.  If any change in, or the
                    -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION  4.6  Taxes.  (a) All payments by the Borrower of principal of, and
                   -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future withholding taxes of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any
                                                -----
withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower shall be obligated to (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Agent or any Lender with respect to any payment received by any such Agent or such Lender hereunder, such Agent or such Lender may pay such Taxes and the Borrower shall promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the
                                    -----------
Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c) Upon the request of the Borrower, each Lender that is organized under a jurisdiction other than the United States, shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and copies of replacements of any such forms on or before the date that any such forms expire or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder. Each Person that shall become a Lender shall, upon the effectiveness of the related transfer, be required to provide all of the forms required pursuant to this Section 4.6.

     (d)  If any Lender (a "Subject Lender") makes demand upon the Borrower for
                            --------------
amounts in respect of Taxes pursuant to this Section 4.6, the Borrower may,
                                             -----------
within 90 days of receipt by the Borrower of such demand, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its
-------------------
intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents
-------------------
shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11.1,
                        -----------                             ---------------
all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution; provided, however, that (i) such assignment shall be without recourse,
--------  -------
representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall, subject to Section 2.6, issue a replacement
                                                -----------
Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

     SECTION  IV.7. Payments, Computations, etc.  Unless otherwise expressly
                    ---------------------------
provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to
                                 --- ----
receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender, and to the extent of such payments made to the Administrative Agent, the Borrower shall have no
further obligation to such Lender with respect thereto.   All interest and fees
shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a

Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of
                                               ----------
the term "Interest Period") be made on the next succeeding Business Day and
such      --------------- extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION  IV.8. Sharing of Payments.  If any Lender shall obtain any payment
                    -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections
                                                                       --------
4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith
---  ---     ---                   --- ----
obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess
              --------  -------
payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

           (a) the amount of such selling Lender's required repayment to the purchasing Lender to
--

           (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully
                       -----------
as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION  IV.9. Setoff.  Each Lender shall, upon the occurrence of any
                    ------
Default described in clauses (a) through (d) of Section 8.1.9 or, with the
                     -----------         ---    -------------
consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such
                                       --------  -------
appropriation and application shall be subject to the provisions of Section
                                                                    -------
4.8. Each Lender agrees promptly to notify the Borrower and the Administrative
---
Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION IV.10. Use of Proceeds.  The Borrower shall apply the proceeds of
                    ---------------
the Loans in accordance with Section 7.1.9; without limiting the foregoing, no
                             -------------
proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                                   ARTICLE V

                             CONDITIONS PRECEDENT

     SECTION  V.1. Making the Loans.  The obligations of the Lenders to make the
                   ----------------
Loans on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.
                                                                   -----------

     SECTION  V.1.1. Resolutions, etc.  The Agents shall have received from each
                     ----------------
Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of an Obligor canceling or amending such prior certificate with respect to such Obligor.

     SECTION  V.1.2. Delivery of Notes.  The Administrative Agent shall have
                     -----------------
received, for the account of each Lender, the Notes duly executed and delivered by the Borrower.

     SECTION  V.1.3. Acquisition Consummated.  The Acquisition shall have been
                     -----------------------
consummated in accordance with the Acquisition Agreement.

     SECTION  V.1.4. Closing Date Certificate.  The Agents shall have received,
                     ------------------------
with counterparts for each Lender, (i) the Borrowing Request and (ii) the Closing Date Certificate, substantially in the form of Exhibit D hereto, dated
                                                       ---------
the Closing Date and duly executed and
delivered by the president, the chief executive, financial or accounting (or equivalent) Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the following statements shall be true and correct as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct:

           (a)  the representations and warranties set forth in Article VI
                                                                ----------
     (excluding, however, those contained in Section 6.7) and in each other Loan
                                             -----------
     Document shall be true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

           (b) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7, (i) no labor controversy, litigation,
                         -----------
     arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, overtly threatened against the Borrower or any of its Subsidiaries which would be likely to be expected to have a Material Adverse Effect, and (ii no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which would
                                                       -----------
     likely to be expected to have a Material Adverse Effect; and

           (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any other Obligor are in material violation of any material law or governmental regulation or court order or decree.

     SECTION  V.1.5. Payment of Outstanding Indebtedness, etc.  All Indebtedness
                     ----------------------------------------
identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure
              -------------
Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the Loans); and all Liens securing payment of any such Indebtedness shall have been released and the Agents shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith (or arrangements satisfactory to the Agents shall have been entered into relating to such release promptly following the making of the Loans).

     SECTION  V.1.6. Guaranty.  The Agents shall have received the Guaranty,
                     --------
dated the date hereof, duly executed by an Authorized Officer of each U.S. Subsidiary of the Borrower in existence on the Closing Date.

     SECTION  V.1.7. Pledge Agreements.  The Agents shall have received executed
                     -----------------
counterparts of

           (a) the Borrower Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Borrower, together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each U.S. Subsidiary of the Borrower pledged pursuant to the Borrower Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and (ii) all Pledged Notes (as defined in the Borrower Pledge Agreement), if any, evidencing Indebtedness payable to the Borrower, duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

           (b) the Subsidiary Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each U.S. Subsidiary of the Borrower which in turn has any Subsidiary or Subsidiaries, together with
     (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect U.S. Subsidiary of the Borrower which shall be pledged pursuant to such Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and (ii) all Pledged Notes (as defined in the Subsidiary Pledge Agreement), if any, evidencing Indebtedness payable to each such indirect U.S. Subsidiary of the Borrower, duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Administrative Agent may reasonably request;

provided, however, that neither the Borrower nor any of its Subsidiaries shall
--------  -------
be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Agents shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

     SECTION  V.1.8. Security Agreements.  The Agents shall have received
                     -------------------
executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Borrower or its Subsidiaries, as the case may be, together with

           (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Agents, naming the Borrower and such Subsidiaries as the debtors and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements;

           (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Liens permitted to exist under the Loan Documents) and other rights of any Person

            (i) in any collateral described in the Security Agreements previously granted by any Person, and

           (ii)  securing any of the Indebtedness identified in Item 7.2.2(b)
                                                                -------------
          ("Indebtedness to be Paid") of the Disclosure Schedule,

     together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agents may reasonably request from such Obligors; and

           (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Borrower and such Subsidiaries (under their present names and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of
                                   ----------
     such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is
     ----------
     current enough to list such financing statements described in clause (a))
                                                                   ----------
     shall cover any collateral described in the Security Agreements).

     SECTION  V.1.9. Mortgage.  The Agent shall have received counterparts of
                     --------
     each Mortgage relating to each property listed on Item 5.19 ("Real
                                                       ---------
     Property") of the Disclosure Schedule and designated as being the property to which a Mortgage relates, each dated as of the date hereof, duly executed by the Borrower or the applicable Subsidiary of the Borrower together with

           (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgage as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

           (b) mortgagee's title insurance policies in favor of the Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agent, with respect to the property purported to be covered by the Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agent; and

           (c) such other approvals, opinions, or documents as the Agent may reasonably request.

     SECTION  V.1.10. Financial Information, etc.  The Agents shall have
                      --------------------------
received, with counterparts for each Lender,

           (a) (i) the audited consolidated income and cash flow statements and balance sheets of the Borrower and its Subsidiaries for each of the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997,
     (ii) the unaudited consolidated income and cash flow statements and balance sheet of the Borrower and its Subsidiaries for the first Fiscal Quarter of 1998, and (iii) the most recently available monthly income statement and balance sheet of the Borrower and its Subsidiaries for each Fiscal Month ended since the end of the last Fiscal Quarter of 1997; and

           (b)  a pro forma opening consolidated balance sheet of the Borrower
                  --- -----
     and its Subsidiaries as of the Closing Date (the "Pro Forma Balance
                                                       -----------------
     Sheet"), certified by the chief financial Authorized Officer of the Borrower, giving effect to the consummation of the Acquisition contemplated by this Agreement and reflecting the proposed legal and capital structure of the Borrower, which legal and capital structure shall be satisfactory in all respects to the Agents.

     SECTION  V.1.11. Litigation.  There shall exist no pending or, to the
                      ----------
knowledge of the Borrower, overtly threatened material litigation, proceedings or investigations which (x) would contest the consummation of the Acquisition or
(y) would be likely to be expected to have a Material Adverse Effect.

     SECTION  V.1.12. Material Adverse Effect.  Since December 31, 1997, there
                      -----------------------
shall not have been any event, circumstance or condition which would be likely to be expected (in the good faith determination of the Syndication Agent after consultation with the Borrower) to have a Material Adverse Effect.

     SECTION  V.1.13. Insurance.  The Agents shall have received satisfactory
                      ---------
evidence of the existence of insurance in compliance with Section 7.1.4
                                                          -------------
(including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Agents.

     SECTION  V.1.14. Opinions of Counsel.  The Agents shall have received
                      -------------------
opinions, dated the Closing Date and addressed to the Agents and all Lenders, from Giordano, Halleran & Ciesla, counsel to the Obligors, substantially in the form of Exhibit I hereto.
        ---------

     SECTION  V.1.15. Agent for Service of Process.  The Agents shall have
                      ----------------------------
received evidence, satisfactory to each of them, that the Borrower has appointed the Person so specified in Section 10.14, and that such Person has accepted the appointment and agreed to forward forthwith to the Borrower all legal process addressed to the Borrower and received by it.

     SECTION  V.1.16. Closing Fees, Expenses, etc.  The Agents and the Arrangers
                      ---------------------------
shall have received for their own accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable under the Fee Letter or pursuant to Sections 3.3 and 10.3, if then invoiced.
                      ------------     ----

     SECTION  V.1.17. Satisfactory Legal Form.  All documents executed or
                       -----------------------
submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agents and their counsel; and the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agents to enter into this Agreement and to make the Loans, the Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.
                                 ----------

     SECTION  VI.1. Organization, etc.  The Borrower and each of its
                    -----------------
Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not be likely to be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals would not be likely to be expected to have a Material Adverse Effect.

     SECTION VI.2.  Due Authorization, Non-Contravention, etc.  The execution,
                    -----------------------------------------
delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such other Obligor's participation in the consummation of the Acquisition are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

           (a)  contravene the Borrower's or any such Obligor's Organic
     Documents;

           (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

           (c) result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any of the Borrower's or any other Obligor's properties.

     SECTION VI.3.  Government Approval, Regulation, etc.  No material
                    ------------------------------------
authorization or approval or other action by, and no material notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been, or on or immediately after the Closing Date will be, duly obtained or made and which are, or on or immediately after the Closing Date will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Acquisition, except as have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION VI.4. Validity, etc.  This Agreement constitutes, and the Notes and
                   -------------
each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity.

     SECTION VI.5.  Financial Information.  Each of the financial statements
                    ---------------------
delivered pursuant to of Section 5.1.10  has been prepared in accordance with
                         --------------
GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof or the results of their operations for the periods then ended, subject in the case of interim financial statements to the lack of footnotes and to normal year end audit adjustments.

     SECTION VI.6.  No Material Adverse Effect.  Since December 31, 1997, there
                    --------------------------
has been no event, circumstance or condition which would be likely to be expected to have a Material Adverse Effect.

     SECTION VI.7.  Litigation, Labor Controversies, etc.  There is no pending
                    ------------------------------------
or, to the knowledge of the Borrower, overtly threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which would be likely to be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.
                       --------

     SECTION VI.8. Subsidiaries.  The Borrower has no Subsidiaries, except those
                   ------------
Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of
                                         --------
the Disclosure Schedule, or (ii) which are permitted to be acquired in accordance with Section 7.2.5.
                -------------

     SECTION VI.9. Ownership of Properties.  The Borrower and each of its
                   -----------------------
Subsidiaries own good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than any Lien, charge or claim which is permitted under Section 7.2.3.
                               -------------

     SECTION VI.10. Taxes.  The Borrower and each of its Subsidiaries have filed
                    -----
all material tax returns and reports required by law to have been filed by it and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VI.11. Pension and Welfare Plans.  Except as disclosed in Item 6.11
                    -------------------------                          ---------
("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty which would be likely to be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee
                                                       ---------
Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

     SECTION VI.12. Environmental Warranties.  Except as set forth in Item 6.12
                    ------------------------                          ---------
("Environmental Matters") of the Disclosure Schedule:

           (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, through the date last owned or leased by the Borrower or its Subsidiaries in material compliance with all Environmental Laws;

           (b) there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged material violation of any Environmental Law, or (ii complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential material liability under any Environmental Law;

           (c) there have been no Releases of Hazardous Materials at, on or under any property now owned or leased or previously owned or leased through the date last owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have resulted, or may be likely to be expected to result, in liability to the Borrower or any third party in excess of $1,000,000;

           (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

           (e) no property now owned or leased or previously owned or leased through the date last owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on (x) the National Priorities List pursuant to CERCLA, or
     (y) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

           (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased or previously owned or leased through the date last owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have resulted, or may be likely to be expected to result, in liability to the Borrower or any third party in excess of $1,000,000;

           (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

           (h) there are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased or previously owned or leased through the date last owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have resulted, or may be likely to be expected to result, in liability to the Borrower or any third party in excess of $1,000,000; and

           (i) no conditions exist at, on or under any property now or previously owned or leased or previously owned or leased through the date last owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which, singly or in the aggregate, have resulted, or may be likely to be expected to result, in liability to the Borrower or any third party in excess of $1,000,000.

     SECTION VI.13. Regulations G, U and X.  The Borrower is not engaged in the
                    ----------------------
business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION VI.14. Accuracy of Information.  All factual information heretofore
                    -----------------------
or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents, the Arranger or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Acquisition is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agents, the Arranger or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information in light of the circumstances when made not materially misleading.

                                  ARTICLE VII

                                   COVENANTS

     SECTION VII.1. Affirmative Covenants.  The Borrower agrees with the Agents
                    ---------------------
and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
                  -----------

     SECTION VII.1.1. Financial Information, Reports, Notices, etc.  The
                      --------------------------------------------
Borrower will furnish, or will cause to be furnished, to each Lender and the Agents copies of the following financial statements, reports, notices and information:

           (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or chief accounting Authorized Officer of the Borrower;

           (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agents and the Required Lenders by Coopers & Lybrand or other independent public accountants reasonably acceptable to the Agents and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the
                                                    -------------
     effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

           (c) together with the delivery of the financial information required pursuant to clause (a) or clause (b), a Compliance Certificate, executed by
                 ----------    ----------
     the chief financial or chief accounting Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;
                                          -------------

           (d) as soon as possible and in any event within three Business Days after the Borrower has knowledge (or could reasonably be expected to have knowledge) of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

           (e) as soon as possible and in any event within three Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section
                                                                       -------
     6.7 or (y) the commencement of any labor controversy, litigation, action,
     ---
     proceeding of the type described in Section 6.7, notice thereof and copies
                                         -----------
     of all documentation relating thereto;

           (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

           (g) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

           (h) promptly when available and in any event within 60 days following the last day of each Fiscal Year of the Borrower, financial projections for the Borrower and its Subsidiaries, on a consolidated basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or operating officer of the Borrower;

           (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION VII.1.2. Compliance with Laws, etc.  The Borrower will, and will
                      -------------------------
cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify would not be likely to be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VII.1.3. Maintenance of Properties.  The Borrower will, and will
                      -------------------------
cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties necessary and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except when the failure to maintain, preserve, protect and keep its properties would not be likely to be expected to have a Material Adverse Effect.

     SECTION VII.1.4. Insurance.  The Borrower will, and will cause each of its
                      ---------
Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon written request of the Agents, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION VII.1.5. Books and Records.  The Borrower will, and will cause
                      -----------------
each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents and each Lender or any of their respective representatives, at reasonable times and intervals, during normal business hours to visit all of its offices, to discuss its financial matters with its officers (and, in order to obtain additional information concerning financial matters not satisfactorily disclosed in the course of discussions with the Borrower, the Agents or their respective representatives, on behalf of the Lenders, may discuss such matters with the Borrower's independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Agents or their respective representatives whether or not any representative of the Borrower is present, and if no Default or Event of Default has occurred and is continuing, only if a representative of the Borrower is present)) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Agent's or any Lender's exercise of its rights pursuant to this Section. The Agents and the Lenders agree that they shall use reasonable efforts to minimize interference with the business of the Borrower or any of its Subsidiaries.

     SECTION VII.1.6. Environmental Covenant.  The Borrower will, and will cause
                      ----------------------
each of its Subsidiaries to,

           (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

           (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which would be likely to be expected to have a Material Adverse Effect; and

           (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.
     -------------

     SECTION VII.1.7. Future Subsidiaries.  Upon any Person becoming, after the
                      -------------------
Closing Date, a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary of the Borrower acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Agents of such acquisition, and

           (a) the Borrower shall promptly cause such Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Guaranty and a Subsidiary Security Agreement (and, if such Subsidiary owns any real property with a fair market value in excess of $500,000, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); and

           (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S.
         --------  -------
Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Guaranty or a supplement to the Security Agreement, nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

     SECTION VII.1.8.  Future Leased Property and Future Acquisitions of Real
                       ------------------------------------------------------
Property; Future Acquisition of Other Property.  (a) Prior to entering into any
----------------------------------------------
new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use all commercially reasonable efforts to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $500,000.

           (b) In the event that the Borrower or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Agents in excess of $500,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with

            (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported
                                -------------
          to be covered thereby;

            (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.2.3 or as approved by the Agents, and such
                          -------------
          policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

           (iii) such other approvals, opinions, or documents as the Agents may reasonably request; and

           (c) In accordance with the terms and provisions of this Agreement and the other Loan Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property
                                       -------------
     acquired after the Closing Date (excluding motor vehicles, leases of motor vehicles and leases of real property).

     SECTION VII.1.9. Use of Proceeds, etc.  The Borrower shall apply the
                      --------------------
proceeds of the Loans solely to pay the cash consideration under the Acquisition Agreement and fees and expenses related to the Acquisition and the execution and delivery of this Agreement and the other Loan Documents.

     SECTION VII.1.10. Undertaking.  The Borrower shall deliver to the Agents no
                       -----------
later than 30 days after the Closing Date (a) instruments or documents, in appropriate form for filing (i) with the United States Patent and Trademark Office, sufficient to create and perfect a security interest in certain intellectual property owned as of the Closing Date by the Borrower and (ii) with the appropriate filing offices, sufficient to create and perfect a security interest in the Capital Stock of certain Non-U.S. Subsidiaries of the Borrower identified as Pledged Share Issuers in the Borrower Pledge Agreement owned as of the Closing Date by the Borrower and (b) certificates evidencing all of the issued and outstanding shares of Capital Stock of such Non-U.S. Subsidiaries of the Borrower pledged pursuant to the Borrower Pledge Agreement.

     SECTION VII.2. Negative Covenants.  The Borrower agrees with each of the
                    ------------------
Agents and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
                              -----------

     SECTION VII.2.1. Business Activities.  The Borrower will not, and will not
                      -------------------
permit any of its Subsidiaries to, engage in any business activity, except for the Roberts Business and such activities as may be incidental or related thereto.

     SECTION VII.2.2. Indebtedness.  The Borrower will not, and will not
                      ------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

           (a)  Indebtedness in respect of the Loans and other Obligations;

           (b)  until the Closing Date, Indebtedness identified in Item 7.2.2(b)
                                                                   -------------
     ("Indebtedness to be Paid") of the Disclosure Schedule;

           (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;
        -------------

           (d) Hedging Obligations of the Borrower or any of its Subsidiaries in respect of the Loans;

           (e) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries (i) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets or (ii)
                 -------------
     in respect of Capitalized Lease Liabilities (but only to the extent otherwise permitted by Section 7.2.7);
                            -------------

           (f) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

           (g) unsecured Indebtedness of the Borrower to any wholly-owned U.S. Subsidiary, or unsecured Indebtedness of any wholly-owned U.S. Subsidiary of the Borrower to the Borrower or any other wholly-owned U.S. Subsidiary of the Borrower evidenced by one or more promissory notes in form and substance satisfactory to the Agents which have been executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement; and

           (h) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (g) or
--------  -------                                              -----------
(h) shall be permitted if, after giving effect to the incurrence thereof, any
---
Default shall have occurred and be continuing.

     SECTION VII.2.3. Liens.  The Borrower will not, and will not permit any of
                      -----
its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

           (a) Liens securing payment of the Obligations or any Hedging Obligations in respect of the Loans owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

           (b) until the Closing Date, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;
                                            ----------    -------------

           (c) Liens created prior to the Closing Date securing payment of Indebtedness of the type permitted and described in clause (c) of Section
                                                         ----------    -------
     7.2.2;
     -----

           (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (g) of Section 7.2.2 and covering only
                                ----------    -------------
     those assets acquired with the proceeds of such Indebtedness;

           (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

           (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

           (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

           (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

           (i) Liens with respect to easements, rights-of-way, restrictions and other similar encumbrances which, individually or in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the properties encumbered thereby in the ordinary course of their business.

     SECTION VII.2.4. Financial Covenants.
                      -------------------

           (a)  Minimum Net Worth  The Borrower will not permit Net Worth as of
                -----------------
     the end of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

                      Period                       Net Worth
                      ------                       ---------
         The Closing Date through 12/31/98        $280,000,000

         1/1/99 through 12/31/99                  $290,000,000

         1/1/2000 through 12/31/2000              $300,000,000

         1/1/2001 and 12/31/2001                  $310,000,000

         1/1/2002 and thereafter                  $320,000,000

           (b)  Leverage Ratio.  The Borrower will not permit the Leverage Ratio
                --------------
     as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                      Period                      Leverage Ratio
                      ------                      --------------
         The Closing Date through 12/31/98            3.0:1.0

         1/1/99 through 12/31/99                      2.5:1.0

         1/1/2000 through 12/31/2000                  2.0:1.0

         1/1/2001 and thereafter                      1.5:1.0


            (c)  Interest Coverage Ratio.  The Borrower will not permit the
                 -----------------------
     Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                       Period                     Interest Coverage Ratio
                       ------                     -----------------------
         The Closing Date through 12/31/98               3.0:1.0

         1/1/99 through 12/31/99                         4.0:1.0

         1/1/2000 and thereafter                         5.0:1.0

            (d)  Fixed Charge Coverage Ratio.  The Borrower will not permit the
                 ---------------------------
     Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter, occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                     Fixed Charge
                        Period                      Coverage Ratio
                        ------                      --------------
           The Closing Date through 12/31/98            1.3:1.0
           1/1/99 and thereafter                        1.5:1.0

     SECTION VII.2.5. Investments.  The Borrower will not, and will not permit
                      -----------
any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a)  Investments existing on the Closing Date and identified in Item
                                                                            ----
     7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;
     --------

            (b) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7 and Investments permitted as
                              -------------
     Indebtedness pursuant to Section 7.2.2;
                              -------------

            (c)  Cash Equivalent Investments;

            (d) Investments by the Borrower in any of its wholly-owned U.S. Subsidiaries pursuant to this Section 7.2.5 (including Investments made for
                                   -------------
     purposes of creating newly formed wholly-owned U.S. Subsidiaries), or by any such wholly-owned U.S. Subsidiary in any of its wholly-owned U.S. Subsidiaries or in the Borrower; and

            (e) other Investments in an aggregate amount at any one time not to exceed $25,000,000;

provided, however, that (i) any Investment which when made complies with the
--------  -------
requirements of the definition of the term "Cash Equivalent Investment" may
                                            --------------------------
continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (d) or (e) shall be permitted to be made if, immediately
             ----------    ---
before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION VII.2.6. Restricted Payments, etc.  On and at all times after the
                      ------------------------
Closing Date:

            (a) the Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any payment, dividend or distribution (in cash, property or obligations) on any shares of any class of its Capital Stock (now or hereafter outstanding) or in respect of any warrants, options or other rights with respect to any shares of any class of its Capital Stock (now or hereafter outstanding) (other than dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock or splitups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of the Borrower's Capital Stock (now or hereafter outstanding) or warrants, options or other rights with respect to any shares of any class of the Borrower's Capital Stock (now or hereafter outstanding) in excess of $100,000 in the aggregate;

            (b) the Borrower will not, and will not permit any of its Subsidiaries to (i) make any payment or prepayment of principal of, or make any payment of interest on, any Indebtedness which is subordinated in right of payment to the prior payment of the Loans or other Obligations on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such subordinated Indebtedness, or which would violate the subordination provisions of such subordinated Indebtedness, or (ii) redeem, purchase or defease, any such subordinated Indebtedness; and

            (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

     SECTION VII.2.7. Capital Expenditures, etc.  The Borrower will not, and
                      -------------------------
will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of (x) $10,000,000 in the 1998 Fiscal Year or (y) $4,000,000 in any Fiscal Year thereafter.

     SECTION VII.2.8  Consolidation, Merger, etc.  The Borrower will not, and
                      --------------------------
will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except (i) any such Subsidiary may liquidate or dissolve voluntarily
          ------
into, and may merge with and into, the Borrower or any wholly-owned U.S. Subsidiary of the Borrower, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Borrower or any other wholly-owned U.S. Subsidiary of the Borrower, and (ii) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by

Section 7.2.7 to be made as a Capital Expenditure, or if permitted (without
-------------
duplication) by Section 7.2.5 to be made as an Investment.
                -------------

     SECTION VII.2.9. Asset Dispositions, etc.  The Borrower will not, and will
                      -----------------------
not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, except (i) such sale, transfer,
                                              ------
lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.8, or (ii) (x) such sale, transfer, lease,
                -------------
contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 80% in cash, (y) the fair market value of such assets, together with the fair market value of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (ii) since
                                                              -----------
the Closing Date, does not exceed (individually or in the aggregate) $10,000,000 over the term of this Agreement and (z) the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance are applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of clause (b) of
                                                                  ----------
Section 3.1.1 and Section 3.1.2.
-------------     -------------

     SECTION VII.2.10. Transactions with Affiliates.  The Borrower will not, and
                       ----------------------------
will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION VII.2.11. Negative Pledges, Restrictive Agreements, etc.  The
                       ---------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing any Indebtedness permitted by clauses (b) and (c) of Section 7.2.2 as
                                        -----------     ---    -------------
in effect on the Closing Date or by clause (e) of Section 7.2.2 as to the assets
                                    ----------    -------------
financed with the proceeds of such Indebtedness) prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document, or (ii) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION VII.2.12. Sale and Leaseback.  The Borrower will not, and will not
                       ------------------
permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $500,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION VIII.1. Listing of Events of Default.  Each of the following events
                     ----------------------------
or occurrences described in this Section 8.1 shall constitute an "Event of
                                 -----------                      --------
Default".
-------

     SECTION VIII.1.1. Non-Payment of Obligations.  (i) The Borrower shall
                       --------------------------
default in the payment or prepayment when due of any principal of, or interest on, any Loan or (ii) the Borrower or any other Obligor shall default (and such default shall continue unremedied for a period of three days) in the payment when due of any fee with respect to the Loans or Commitments or of any other Obligation.

     SECTION VIII.1.2. Breach of Warranty.  Any representation or warranty of
                       ------------------
the Borrower or any other Obligor made hereunder or deemed to be made in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agents or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations.
                       ----------------------------------------------------
The Borrower shall default in the due performance and observance of any of its obligations under (i) Section 7.1.1 (other than clauses (a), (b) or (c)
                      -------------             -----------  ---    ---
thereof), Section 7.1.9 or Section 7.2 or (ii) clauses (a), (b) or (c) of
          -------------    -----------         -----------  ---    ---
Section 7.1.1 and such default shall continue unremedied for a period of five
-------------
days.

     SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations.  The
                       --------------------------------------------------
Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

     SECTION VIII.1.5  Default on Other Indebtedness.  A default shall occur
                       -----------------------------
in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any
             -------------
other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION VIII.1.6. Judgments.  Any judgment or order for the payment of
                       ---------
money in excess of $1,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (i) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION VIII.1.7. Pension Plans.  Any of the following events shall occur
                       -------------
with respect to any Pension Plan (i) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA.

     SECTION VIII.1.8. Change in Control.  Any Change in Control shall occur.
                       -----------------

     SECTION VIII.1.9. Bankruptcy, Insolvency, etc.  The Borrower or any other
                       ---------------------------
Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any such Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any such Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and each such Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any such Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Obligor, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each such Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION VIII.1.10. Impairment of Security, etc.  (i) Any Loan Document,
                        ---------------------------
or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; (ii) the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION  VIII.2. Action if Bankruptcy.  If any Event of Default described
                      --------------------
in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not
   -----------         ---    -------------
theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION  VIII.3. Action if Other Event of Default.  If any Event of Default
                      --------------------------------
(other than any Event of Default described in  clauses (a) through (d) of
                                               -----------         ---
Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and
-------------
be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.


                                  ARTICLE IX

                                  THE AGENTS

     SECTION IX.1.  Actions.  Each Lender hereby appoints DLJ as its Syndication
                    -------
Agent and First Union as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage,
                            --- ----
from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable
                            --------  -------
for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless each Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION IX.1.2 Funding Reliance, etc.  Unless the Administrative Agent
                    ---------------------
shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION IX.1.3 Exculpation.  Neither the Agents nor any of their respective
                    -----------
directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION IX.1.4 Successor.  The Syndication Agent may resign as such upon
                    ---------
one Business Days' notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

          (a)  this Article IX shall inure to its benefit as to any actions
                    ----------
     taken or omitted to be taken by it while it was an Agent under this Agreement; and

          (b)  Section 10.3 and Section 10.4 shall continue to inure to its
               ------------     ------------
     benefit.

     SECTION  IX.5. Loans Made by the Agents.  Each Agent shall have the same
                    ------------------------
rights and powers with respect to (x) the Loans made by it or any of its Affiliates and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent were not an Agent hereunder.

     SECTION  IX.6. Credit Decisions.  Each Lender acknowledges that it has,
                    ----------------
independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION  IX.7. Copies, etc.  The Administrative Agent shall give prompt
                    -----------
notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION  X.1.  Waivers, Amendments, etc.  The provisions of this Agreement
                    ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such
                                          --------  -------
amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b)  modify this Section 10.1, change the definition of "Required
                           ------------                            --------
     Lenders", increase the Percentage of any Lender, reduce any fees described
     -------
     in Article III, release any Guarantor from its obligations under its
        -----------
     Guaranty or release all or substantially all of the collateral security, except as otherwise specifically provided in Section 10.16 or in any Loan
                                                  -------------
     Document or extend the Commitment Termination Date shall be made without the consent of each Lender;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

          (d) affect adversely the interests, rights or obligations of any Agent (in its capacity as such) shall be made without consent of such Agent.

No failure or delay on the part of any Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION  X.2. Notices.  All notices and other communications provided to
                   -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth opposite its name on the signature pages hereto or on Schedule II hereto under the applicable column heading or as
                   -----------
set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION  X.3. Payment of Costs and Expenses.  The Borrower hereby agrees to
                   -----------------------------
pay on demand all expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of counsel (including local counsel, if necessary) to the Agents) in connection with

          (a) the syndication by the Syndication Agent of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, the Pledge Agreement or the Security Agreement; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or any other Loan Documents. The Borrower agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION  X.4. Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Lender and the extension of the Commitment, the Borrower indemnifies, exonerates and holds each Agent and each Lender and each of their respective partners, trustees, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and
                           -------------------
against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the
                                  -----------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Loan);
                                         ---------

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION  X.5. Survival.  The obligations of the Borrower under Sections
                   --------                                         --------
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
     ---  ---  ---  ----     ----
Section 4.6, Section 4.8, Section 9.1 and Section 10.12, shall in each case
-----------  -----------  -----------     -------------
survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. All Liens in respect of the Collateral securing the payment of all Obligations shall be promptly released (of record and otherwise) following the payment in full of all Obligations (other than such obligations which survive such payment as set forth in this
Section 10.5).
------------

     SECTION  X.6. Severability.  Any provision of this Agreement or any other
                   ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION  X.7. Headings.  The various headings of this Agreement and of each
                   --------
other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION  X.8. Execution in Counterparts, Effectiveness, etc.  This
                   ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION  X.9. Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES
                   -------------------------------
AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION  X.10. Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                        --------  -------

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.
                -------------

     SECTION  X.11. Sale and Transfer of Loans and Notes; Participation in Loans
                    ------------------------------------------------------------
and Notes.  Each Lender may assign, or sell participation in, its Loans and
---------
Commitments to one or more other Persons in accordance with this Section 10.11.
                                                                 -------------

     SECTION  X.11.1. Assignments.  Any Lender may (i) at any time assign and
                      -----------
delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and (ii) assign and delegate to any of its Affiliates or Related Funds or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any
                                           ---------------
fraction of such Lender's total Loans (if such assignment and delegation is to a then existing Lender) and in a minimum aggregate amount of $1,000,000 (if such assignment and delegation is to a Person not then a Lender) or then remaining amount of a Lender's Loans; provided, however, that (x) any such assignment or
                            --------  -------
delegation of the type described in clause (i) above shall require the prior
                                    ----------
written
consent of the Borrower and the Agents (other than any assignment or delegation by DLJ), and any such assignment or delegation of the type described in clause
                                                                        ------
(ii) above shall require prior written notice to the Borrower and the Agents,
----
(y) any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and (z) the Borrower, each
                                  -----------
other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Arrangers by such Lender and such Assignee Lender,

          (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Arrangers, and

          (c)  the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and, if the assignor Lender has retained Loans hereunder, replacement Notes in the principal amount of the Loans retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $1,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and
                                            ---------------
void.  Nothing contained in this Section 10.11.1 shall prevent or
                                 ---------------
prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     SECTION  X.11.2. Participations.  Any Lender may at any time sell to one or
                      --------------
more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of
                               -----------
the Loans or other interests of such Lender hereunder; provided, however, that
                                                       --------  -------

          (a)  no participation or sub-participation contemplated in this
     Section 10.11.2 shall relieve such Lender from its obligations hereunder or
     ---------------
     under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of obligations,

          (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or in the amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) release all or substantially all of the collateral security under the Loan Documents or any Guarantor from its obligations under its Guaranty, in each case except as otherwise specifically provided in a Loan Document, and

          (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount
     ------------  ---  ---  ---  ----     ----
     which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that each
                                                 ----------
Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3, 10.4
                             ------------  ---  ---  ---  ---  ---  ----  ----
and 10.12, shall be considered a Lender.
    -----

     SECTION  X.12. Confidentiality.  The Lenders shall hold all non-public
                    ---------------
information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, or any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.12) or as reasonably required by any bona fide
                   -------------                                   ---- ----
transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that
--------  -------

          (a) unless specifically prohibited by applicable law or court order, each Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b)  prior to any such disclosure pursuant to this Section 10.12, each
                                                             -------------
     Lender shall notify the Borrower thereof and shall require any such bona fide transferee, participant and assignee or other Person (other than any governmental agency or representative thereof) receiving a disclosure of non-public information to agree in writing

               (i)  to be bound by this Section 10.12; and
                                        -------------

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and
                        -------------

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return (without keeping copies thereof) any materials furnished by the Borrower or any Subsidiary.

     SECTION  X.13. Other Transactions.  Nothing contained herein shall preclude
                    ------------------
the Agents, the Arranger, the Co-Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION  X.14. Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                    -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ARRANGER, THE CO-ARRANGER, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK

OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, AND SHALL BE BROUGHT TO THE EXTENT REQUIRED BY APPLICABLE LAW, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS DOMICILE AND ADDRESS FOR SERVICE OF PROCESS FOR PURPOSES OF ANY ACTION AS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH IN THIS SECTION 10.14, AND AGREES THAT SERVICE UPON SUCH AUTHORIZED AGENT SHALL
        -------------
BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON THE BORROWER OR ITS SUCCESSORS AND ASSIGNS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON IT. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION  X.15. Waiver of Jury Trial.  THE AGENTS, THE ARRANGER, THE CO-
                    --------------------
ARRANGER, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF

DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ARRANGER, THE CO-ARRANGER, THE LENDERS OR THE BORROWERS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH ANY BORROWER IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ARRANGER, THE CO-ARRANGER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION  X.16. Release of Liens.  Notwithstanding the provisions of clause
                    ----------------                                     ------
                       (b) of Section 10.1, the Administrative Agent may consent
                       ---    -------------
                       to the release of the Liens granted by any Security Agreement on any property or other assets having a value not exceeding $250,000 in the aggregate which have been sold, transferred or otherwise disposed of in a transaction permitted by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                ROBERTS PHARMACEUTICAL CORPORATION


                                By /s/ Peter M. Rogalin
                                   ---------------------------------
                                   Title:

                                Address:           Meridian Center II
                                                   4 Industrial Way West
                                                   Eatontown, NJ 07724

                                Facsimile No.:     (732) 389-1014

                                Attention:         Peter Rogalin



                                DLJ CAPITAL FUNDING, INC.,
                                  as Syndication Agent


                                By /s/ Harold Philipps
                                   ---------------------------------
                                   Title:

                                Address:           277 Park Avenue
                                                   9th Floor
                                                   New York, NY 10172

                                Facsimile No.:     (212) 892-5286

                                Attention:         Stephen P. Hickey

                                FIRST UNION NATIONAL BANK,
                                  as Administrative Agent

                                By /s/ Laura H. McAulay
                                   ----------------------------
                                   Title: Vice President

                                Address:           550 Broad Street
                                                   Newark, NJ 07102

                                Facsimile No.:     (973) 565-3005

                                Attention:         Laura Mcaulay

                                SUMMIT BANK,
                                  as Documentation Agent

                                By Signature illegible
                                   ---------------------------
                                   Title:

                                Address: 750 Walnut Avenue, 3rd Floor Cranford, NJ 07016

                                Facsimile No.:     (908) 709-6433

                                Attention:         Gary Tyrell

                                   LENDERS:
                                   -------


                                DLJ CAPITAL FUNDING, INC.


                                By /s/ Harold Philipps
                                   ---------------------------
                                   Title:

                                FIRST UNION NATIONAL BANK


                                By /s/ Laura H. McAulay
                                   -------------------------------
                                   Title: Vice President

                                SUMMIT BANK


                                By Signature illegible
                                   -----------------------------
                                   Title: